Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 (No.333-287284) of our report dated March 12, 2025 with respect to our audits of the consolidated financial statements of Hang Feng Technology Innovation Co., Ltd. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

August 11, 2025